UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2014

GAMING AND LEISURE PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

PENNSYLVANIA (State or Other Jurisdiction of Incorporation or Organization)	001-36124 (Commission file number)	46-2116489 (IRS Employer Identification Number)

825 Berkshire Blvd., Suite 400
Wyomissing, PA 19610

(Address of principal executive offices)

610-401-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement

On May13, 2014, Gaming and Leisure Properties, Inc. (“GLP”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) by and among GLP, GLP Capital, L.P. (the “Buyer”), PA Meadows, LLC, PA Mezzco, LLC (“PA Mezz”) and Cannery Casino Resorts, LLC (together with PA Mezz, the “Seller”) providing for the purchase of the membership interests of PA Meadows, LLC, the owner of The Meadows Racetrack and Casino (the “Casino”) located in Washington, Pennsylvania. GLP will immediately begin a search for a third party operator for the Casino, to whom the Buyer expects to sell the entities holding the licenses and operating assets, while retaining ownership of the land and buildings.

Upon the terms and subject to the conditions set forth in the Purchase Agreement, GLP will purchase from the Seller all of the equity interests of PA Meadows, LLC for a purchase price of $465 million, subject to adjustments at closing based on the amount of working capital and certain other operational cash balances. GLP intends to fund the transaction with a combination of debt and equity with the exact amounts to be determined.  The transaction is subject to customary closing conditions, including the receipt of regulatory approvals and expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.  The Purchase Agreement may be terminated under certain circumstances, including by either party if the consummation of the transaction has not occurred by the outside date, which may be as early as May 13, 2015 or as late as August 13, 2016, depending on the status of regulatory approvals and certain other factors.  GLP will be obligated to pay an additional $5 million to Seller on each of May 13, 2015 and May 13, 2016 if certain conditions are met on each such date and closing has not occurred.  Further, if the transaction fails to occur because GLP is not able to secure the approval of the Pennsylvania Gaming Control Board or the Pennsylvania Racing Commission, GLP may be required to pay up to a $30 million break-up fee.  Conversely, if the Seller is unwilling or able to close, it may be required to pay up to a $10 million break-up fee plus any amounts paid by GLP described above.  The transaction is expected to close in 2015.

The Purchase Agreement contains other customary representations, warranties, covenants and indemnifications by GLP, the Buyer, the Seller and PA Meadows, LLC.  There are no assurances that the conditions to closing will be satisfied or that the transaction will be consummated.

At the time of the execution of the Purchase Agreement, the Buyer also entered into a Consulting Agreement with the Seller and paid a non-refundable consulting fee of $10 million for certain advisory services related to the infrastructure and operations of the Casino, as well as the Buyer’s efforts to identify and enter into a sale and lease transaction with a third party operator.

The foregoing summary of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which will be filed as an exhibit to the GLP’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 or a Current Report on Form 8-K filed prior to the filing of such Form 10-Q.

Item 7.01.             Regulation FD Disclosure.

On May 14, 2014, GLP issued a press release announcing the execution of the Purchase Agreement. A copy of this press release is included as Exhibit 99.1 to this report and is incorporated herein by reference solely for purposes of this Item 7.01.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise.  The information in the Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in any such filing.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated May 14, 2014.

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 15, 2014	GAMING AND LEISURE PROPERTIES, INC.

	By:	/s/ Brandon J. Moore
		Name:	Brandon J. Moore
		Title:	SVP, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated May 14, 2014.